Exhibit 10.1

STANDARD SUBLEASE

MULTI-TENANT

AIR COMMERCIAL REAL ESTATE ASSOCIATION

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only November 4, 2004, is made by and between QAD Inc., a Delaware corporation (“Sublessor”) and Somera Communications, Inc., a Delaware corporation (“Sublessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), known as 6410 Via Real, Suite C & D, as shown on Exhibits A & B, consisting of approximately 15,252 square feet (“Premises”). The Premises are located at: 6410 Via Real, in the City of Carpinteria, County of Santa Barbara, State of California, with zip code 93013. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.”

1.2(b) Parking: 60 unreserved and 0 reserved vehicle parking spaces.

1.3 Term: 6 years and 8.5 months commencing December 1, 2004 (“Commencement Date”) and ending August 16, 2011 (“Expiration Date”).

1.4 Early Possession: December 1, 2004 (“Early Possession Date”).

1.5 Base Rent: $17,844.84 per month (“Base Rent)”, payable on the 1st day of each month commencing March 1, 2005.

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. The base rent shall be adjusted annually beginning of December 1, 2005, per the formula in paragraph 52.1 of the Master Lease, with the Base Rent for the first month of the term of this Sublease deemed for purposes of the first adjustment to be the Base Rent payable per paragraph 1.7(a) of this Sublease.

1.6 SubLessee’s Share of Operating Expenses: fifty-nine percent (59%) (“SubLessee’s Share”).

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $17,844.84 for the period March 1-31, 2005.

(b) Security Deposit: $17,844.84 (“Security Deposit”).

(c) Other: $6,201.98 for February 1-28, 2005 (Sublessee’s Share of Operating Expenses other than electrical + $0.19 psf x 2,138 sf for electrical for Suite C.

(d) Total Due Upon Execution of this Lease: $41,891.66.

1.8 Agreed Use: general office use, and no other use without Sublessor’s prior written consent. See Master Lease Addendum for additional terms.

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1.9 Real Estate Brokers:

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐                                                                                                represents Sublessor exclusively (“Lessor’s Broker”);

☐                                                                                                represents Sublessee exclusively (“Lessee’s Broker”); or

☑ Leider Hayes Commercial represents both Sublessor and Sublessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of                              or                              % of the total Base Rent for the brokerage services rendered by the Brokers).

1.10

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☐ an Addendum consisting of Paragraphs                              through                              ;

☑ a plot plan depicting the Premises and/or Project;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☑ a copy of the Master Lease and the Addendum to Lease;

☑ other (specify): Building Common Area - Exhibit C.

2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense

2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.

2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this

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Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at:    ☐   Sublessor’s expense    ☑  Sublessee’s expense.

2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces that have been assigned to Sublessor under the Master Lease specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number.

2.7 Common Areas - Definition. The term “Common Areas” is defined as set forth in the Master Lease.

3. Possession.

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3.4 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 Common Area Operating Expenses. Beginning February 1, 2005, Sublessee shall pay to Sublessor during the term hereof, in addition to the Base Rent, Sublessee’s Share of Sublessor’s share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Sublease, as defined in the Master Lease.

4.3 Utilities. Beginning February 1, 2005, Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If at any time in Sublessor’s reasonable judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee’s Base Rent by an amount equal to such increased costs.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6.

7. Master Lease.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease” attached hereto, wherein The Wright Family C Limited Partnership, a California limited partnership is the lessor, hereinafter the “Master Lessor”.

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7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: 51 (Option to Extend Term of Lease), 60.2 (Tenant Improvements) and 62 (Data Center). Sublessee shall have no option to extend the term of this Sublease.

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. Assignment of Sublease and Default.

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at

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its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to actual Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

10. Additional Brokers Commissions.

11. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

12. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

14. Tenant Improvements: Sublessee shall be responsible for all improvements, subject to the terms and conditions of this Sublease and the Master Lease and Sublessor’s reasonable approval.

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15. Signs: Sublessee shall have the exclusive right to install prominent building signage, subject to the terms and conditions of this Sublease and the Master Lease and Sublessor’s reasonable approval.

16. Building Common Area: In addition to the Common Area that is defined in the Master Lease, the Building of which the Premises are a part has the following first floor common area (“Building Common Area”): main entrance, interior hallway, two stairways, electrical room and restroom. The Building Common Area is shown on Exhibit C. Sublessor agrees that Sublessee shall have the nonexclusive right to use the Building Common Area on all the same terms and conditions as set forth in the Master Lease pertaining to Common Area. Sublessor agrees to maintain the Building Common Area. As additional common area charges, Sublessee shall pay Sublessee’s Share of Common Area Expenses as defined in Paragraph 1.6 multiplied by QAD’s actual expenses for maintaining the Building Common Area. All Sublessor billing for Common Area expenses, and any disputes regarding those charges and the charges set forth in paragraph 17 below, shall be resolved as provided in the Master Lease for Common Area Expenses.

17. Building Utilities: In addition to the Other charges set forth in Paragraph 1.7(c), Sublessee will pay for all electrical utilities to the second floor of the Building, which are separately metered.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Execute at:		Executed at:	Santa Barbara, CA
On:	December 2, 2004	On:	December 2, 2004

By SUBLESSOR:		By SUBLESSEE:

QAD Inc., a Delaware corporation		Somera Communications, Inc.,
a Delaware corporation

By:	/s/ KARL LOPKER	By:	/s/ JEREMY ROSSEN
Name Printed:	KARL LOPKER	Name Printed:	JEREMY ROSSEN
Title:	CHIEF EXECUTIVE OFFICER	Title:	VICE PRESIDENT
By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:		Address:	5383 HOLLISTER AVE.
SANTA BABARA, CA 93111

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Telephone:( )		Telephone:( )
Facsimile:( )		Facsimile:( )
Federal ID No.		Federal ID No.

BROKER:		BROKER:

Leider Hayes Commercial

Attn:	Francois DeJohn	Attn:
Title:	Partner	Title:

Address:	3700 State Street, Suite 240	Address:
Santa Barbara, CA 93105
Telephone:(805)	563-2111	Telephone:( )
Facsimile:(805)	898-4360	Facsimile:( )
Federal ID No.		Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:		Executed at:
On:		On:

By MASTER LESSOR:		By GUARANTOR(S):

[See attached Addendum]		By:
Name Printed:
Address:
By:
Name Printed:
Title:

By:		By:
Name Printed:		Name Printed:
Title:		Address:
Address:

Telephone:( )
Facsimile:( )
Federal ID No.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AIR COMMERCIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

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Addendum to Standard Sublease

Consent of Master Lessor

Master Lessor hereby consents to the subleasing of the Premises to Sublessee pursuant to the terms of the Sublease; provided, however, that Master Lessor specifically does not consent to any provision of the Sublease which: (i) purports to amend provisions of the Master Lease, (ii) provides rights or benefits to Sublessee beyond those specifically set forth in the Master Lease, or (iii) imposes obligations on Master Lessor. The consent given by the Master Lessor to the subleasing of the Premises, shall not include consent to any specific actions on the part of Sublessor or Sublessee (including, without limitation, the making of any alterations or improvements to the Premises or the further subleasing of the Premises or assignment of the Master Lease by Sublessor) for which the separate approval of Master Lessor is otherwise required under the Master Lease. Master Lessor’s consent shall not release Sublessor of any of its obligations under the Master Lease or release or alter the liability of Sublessor to pay rent and all other sums due under the Master Lease and to perform and comply with all other obligations of Sublessor under the Master Lease. As between Master Lessor and Sublessor, the Sublease shall not alter, amend or otherwise modify any provisions of the Master Lease. Master Lessor shall have no obligations to any party in connection with the Premises other than those obligations set forth in the Master Lease.

“Master Lessor”

THE WRIGHT FAMILY C LIMITED
PARTNERSHIP, a California limited
partnership

Trustees of The Wright Family Living Trust
UTA dated June 19, 1989, as amended,
General Partner

By:	/s/ JEANNE M. BORTOLAZZO
Jeanne M. Bortolazzo, General Partner